EXHIBIT 99.1

BLUE EARTH EXPANDS EXECUTIVE MANAGEMENT TEAM

Combined talents represent industry experience at top national and international firms: GE Capital, Eastman Kodak Company, Nortel Networks, CADMUS and Nokia

Henderson, Nevada, May 21, 2013--Blue Earth, Inc. (OTCQB: BBLU) announced today that Robert C. Potts and Brett Woodard are joining its senior management team effective May 16, 2013.  Robert C. Potts will be the president and chief operating officer (COO) and Brett Woodard will be the chief financial officer of (CFO) of BBLU. Ray Lundberg will be the president of the newly created CHP division of the Company.

“We are delighted that Rob, Brett and Ray are joining the Blue Earth senior management team” stated Dr. Johnny R. Thomas, CEO “their collective wealth of knowledge, strong energy business and project finance backgrounds will help us accelerate our strategic plan for growth.”

Most recently, Potts, Woodard and Lundberg served as founders, directors and officers of IPS Power Engineering, Inc. a Provo based engineering, procurement and construction management (EPCM) company specializing in combined heat and power (CHP) projects.

Rob has been the President and CEO of several portfolio companies for a private equity firm.He was the CEO of the following companies: Prinexus, Finlay Systems, Color By Pergament, Direct Group, Direct Fulfillment, Mack Color Graphics, Halo Design Systems, and Tukan. He has broad experience with successful start-up and turnaround ventures. Rob’s broad understanding of manufacturing companies and integrating new systems into existing companies as well as his ability to execute new business strategies is expected toprovide a solid basis for successfully growing Blue Earth into a co-generation company powerhouse. Rob earned his B.S. Mechanical Engineering, at Brigham Young University, and an M.B.A. – Finance at Lehigh University.

Brett has over 30 years experience in finance, control and fundraising. Prior to IPS, Mr. Woodard served as the CFO of Wasatch Wind, Inc., an enterprise that developed wind energy projects in the western US and eastern Canada. With over 25 years experience in structuring turnkey project finance transactions throughout the Americas, Europe and Asia in roles with Nokia (large telecommunications infrastructure), GE Capital and Nortel Networks, he has worked extensively with international financing organizations including several Export Credit Agencies. He holds an MBA, finance from the University of Utah.

Ray has extensive knowledge of contracting and managing large projects. He is a licensed general contractor in the state of Utah. Ray has over fifteen years of experience owning and operating a construction company for development projects. Ray brings a professional level to managing the analysis, design, and implementation of the pending CHP projects. He received an Associates Degree at Salt Lake Community College.

“Rob, Brett and Ray are strong additions to the Blue Earth senior management team” stated Laird Q. Cagan, Chairman of Blue Earth, Inc. “ Their diverse and successful business backgrounds in concert with their expertise in CHP project development and implementation will serve us well as we gear up for a very busy 2013 and beyond.”

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis

Michael Bayes

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.